UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 9, 2006, Piper Jaffray & Co. notified Hoku Scientific, Inc., on behalf of the other underwriters, in accordance with that certain Underwriting Agreement by and among the company and Piper Jaffray & Co., SG Cowen & Co., LLC and Thomas Weisel Partners LLC, dated August 5, 2005 and the related lock-up agreements with individual stockholders of Hoku Scientific, that the lock-up period would be extended by five days from February 1, 2006 to and through February 6, 2006 (the “Lock-Up Extension”). The Lock-Up Extension was effected in light of Hoku Scientific’s announcement on January 5, 2006 that we intend to release our earnings for the third quarter of fiscal 2006 on January 19, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 12, 2006, entitled “Hoku Scientific, Inc. Announces Extension of Lock-Up Agreements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 12, 2006

HOKU SCIENTIFIC, INC.

By:	/S/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated January 12, 2006, entitled “Hoku Scientific, Inc. Announces Extension of Lock-Up Agreements.”